Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

November 4, 1999

                  We hereby consent to the incorporation by reference in this Registration Statement of Mercantile Bankshares Corporation on Form S-8 of our report dated January 20, 1999, relating to the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998, of Mercantile Bankshares Corporation. We also consent to the reference to us under the caption "Experts".


                                                 /s/ PricewaterhouseCoopers, LLP
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